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                                 EXHIBIT 10.23
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                          THE PRIVATE FINANCING GROUP
                          ---------------------------
                                        CORPORATE FINANCE

                         FINANCIAL ADVISORY AGREEMENT

This exclusive Financial Advisory Agreement ("FAA") is entered into as of this 17th day of December, 1996, between Anchor Pacific Underwriters, Inc., herein referred to as the "Company", "Principal" or "Client", and The Private Financing Group ("TPFG"), with offices at 2659 Townsgate Road, Suite 101, Westlake Village, CA 91361. The "Client's" business address is 1800 Sutter Street, Suite 400, Concord, CA 94520, telephone number 510/682-7707.

                              TERMS OF AGREEMENT

1. On the terms and conditions set forth herein, the "Client" engages "TPFG" as a Financial Advisor, and "TPFG" accepts such engagement on an exclusive basis.

2.  Advisory Services:  "TPFG" agrees to advise and assist the "Client" on a
    -----------------
    best efforts, non guarantee basis, in some or all of the following areas: planning, balance sheet analysis, locating investors, joint venture, merger partners, or funding sources, reviewing overall business needs and in promoting the internal and external business goals of the "Client". For the purpose of this "FAA", Parties introduced to the "Client" related to any or all of the above activities, or Sources introduced to the "Client" by a party(ies) introduced to the "Client" by "TPFG" shall be defined as "Introduced Party". Common sense and reasonableness will be used as the standard to define "Introduced Party". The "Client" agrees and acknowledges that they have provided specific direction to "TPFG", with regard to capital requirements, structure and aggregate amounts of capital required by the "Client" in order for "TPFG" to carry out its advisory assignment.

3.  Advisory Compensation:
    ---------------------

    a. Advisory Consulting fees: $15,000 per month commencing on the signature date of this "FAA" and each twenty (20) business days thereafter. Advisory Consulting Fees are due, payable and fully earned on the first day of each 20 business day cycle. The Advisory Consulting Fees will be applicable and payable from the date of the signing of this "FAA" for a period of six (6) months. Advisory Consulting Fees may be extended with the mutual consent of the client and "TPFG". Please refer to cancellation Section 5, page 3.

    b.  Advisory Bonus:

        (1) If an "Introduced Party" enters into an Agreement with the "Client", the "Client" shall immediately pay "TPFG", for each funding, a percentage of the gross funding or gross line of credit amount without reductions for other parties' fees, expenses, etal., between the "Client" and the "Introduced Party" according to the following schedule: ("TPFG" at its sole discretion, may establish an escrow account to disburse funds to appropriate parties.)

                     FUNDING SCHEDULE                ADVISORY BONUS
                     ----------------                --------------
             Up to   $ 5.0 million:                    7.50% Plus;
             From    $ 5.1 million to $ 8.0 million:   7.00% Plus;
             From    $ 8.1 million to $10.0 million:   6.55% Plus;
             From    $10.1 million to $15.0 million:   6.35% Plus;
             Over    $15.1 million:                    5.00%.


    c. Warrants: Warrants for Common Stock will be issued to "TPFG" according to the following funding schedule, each exercisable at any time, at or after a public offering at the discretion of "TPFG", or the private sale of the "Client". Company Warrants for Common Stock will be issued to "TPFG" according to the schedule below for monies received by the "Client" as per Section 7., page 3. Terms of Agreement. The Warrant percentages below are to be applied to monies raised per the Funding Schedule, shares issued to an "Introduced Party" for each funding plus any shares issued pursuant to any other rights present and/or


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             made available in all other agreements and securities issued after the Contract Signature Date that confer a right to obtain Common Stock by their terms, such as Stock Options or Warrants.

                     FUNDING SCHEDULE                ADVISORY BONUS
                     ----------------                --------------
             Up to   $ 5.0 million:                    6.00% Plus;
             From    $ 5.1 million to $ 8.0 million:   7.05% Plus;
             From    $ 8.1 million to $10.0 million:   7.15% Plus;
             From    $10.1 million to $15.0 million:   7.25% Plus;
             Over    $15.1 million:                    7.50%.


             (1) Exercise Price: $1.35 for each share of Common Stock of the Company.

             (2) Registration Rights: At any time, more than one (1) year following the Closing Date of the Offering, "TPFG" shall have a one time demand registration rights, subject to reasonable and customary terms, to cover its shares of Common Stock.

             (3) Selling Expenses: All expenses and fees relating to the registered sale of Common Stock, including the fees and expenses of "TPFG". Common Stock, including the fees and expenses of "TPFG's" counsel, in all demand and "piggyback" registrations, shall be paid by the "Company".

             (4) Anti-Dilution and Net Exercisability: Customary terms and provisions.

             (5) "Piggyback" Rights: "TPFG" shall have the right to participate on a pro-rata basis and on customary terms, in any and all public offerings of Common Stock by the "Company".

             (6) Right of First Refusal: "TPFG" shall have the right to purchase, on the same basis as all other purchasers, its pro-rata share, assuming full exercise of Warrants, of any and all issuances of Common Stock or Options, Warrants, other rights or securities exercisable, convertible or exchangeable for shares of Common Stock.

             (7) Warrant Convertibility: The "Client" shall promptly (no less than 45 days) give "TPFG" notice in the event the "Client" is sold or there is a change in control of the "Company". In such instance "TPFG" shall have the right to exercise the Warrants and receive all the rights and powers received by the Shareholders of the "Client's" Common Stock, including registration rights and other customary rights.

    d. Stock Options: "TPFG" is hereby granted Stock Option rights to purchase "Client's" Common Stock at $1.35 per common share. "TPFG" may invest, at their discretion, up to 60% of their earned Advisory Bonus to purchase said Options. These Stock Options are granted for a four (4) year period beginning from receipt of funds by the "Client" and are earned for monies received by the "Client" during the "Full Agreement Term", thirty six (36) months from the Contract Signature Date from "Introduced Parties". It is also agreed that "TPFG" will receive a copy of the "Client's" Stock Option Plan and has the right to inspect any document associated with same.

    e. Business Plan Retainer: Evaluation, rewrite, or writing of a new or existing Business Plan shall cost $11,600 and require an initial retainer payment of $6,750 if required by "Client". All Business Plan related expenses such as, but not limited for the plan, printing and binding will be billed to and payable by "Client" at cost.

    f. Break-Up Fee: Should "Client" not accept funding after a funding offer is accepted in writing by the "Client" and/or "Client" violates the exclusivity of this Agreement in raising funds with sources other than those introduced by "TPFG" and/or those illustrated, if any in Schedule A attached, then the "Client" shall pay to "TPFG" $110,000* which is in addition to all current and future Advisory Consulting Fees as well as the dollar amount of the Advisory Bonus that would have been earned had up to $2.5 million been funded. Common Stock, Warrants and Common Stock Options for the $2.5 million funding level are also to be treated as immediately earned by "TPFG" and are





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        immediately due and payable along with the Break-Up Fee and Advisory
        Bonus. *Break-Up Fee is per each acquisition occurrence where "Client" does not accept funding offer after being accepted by "Client" in writing.

    g. Management Consulting Advisory Agreement: "Client" agrees that "TPFG" has the right via this Agreement to offer and "Client" agrees to accept, if offered by "TPFG" a Management Consulting Advisory Agreement in lieu of a lump sum payment as defined in the Advisory Compensation and Subsequent Financing Sections pages 1,2 and 3. Payment to "TPFG" of Compensation earned by "TPFG" as a result of their efforts shall be over a twenty four (24) month period of time. Said Consulting Agreement and payments will commence immediately upon receipt of funds by "Client" from an "Introduced Party" and are considered immediately earned by "TPFG".

    h. Expenses: The "Client" shall reimburse "TPFG" for all reasonable expenses; reasonable documented expenses are mileage at $.15/mile, postage, business lunches, air travel, hotel, etal "TPFG" incurs in performance of this "FAA". All expenses above $150 for each occurrence are to be pre-approved by the "Client". Expenses will be pre-paid in advance by "Client".

4.  Payment Schedule: The "Client" shall pay "TPFG" all forms of
    ----------------
    Compensation immediately upon receipt of funds when received by the "Client" from the "Introduced Party". Any cash payment required to be made hereunder which is not made on its due date shall accrue interest on the unpaid balance at the annual rate of twelve percent (12%), cumulative compounded yearly, until fully paid. "Client" acknowledges and agrees that "TPFG" may pursue collection activities at "Client" expense to collect Compensation owed. This "FAA" may be placed in escrow for payment at the discretion of "TPFG".

5.  Cancellation: In the event that, during the term hereof, the "Client"
    ------------
    decides to cancel the "FAA" with "TPFG" before a letter of interest to proceed with the financing is offered by an "Introduced Party", the "Client" shall immediately pay "TPFG" any remaining unpaid balance of the Advisory Consulting Fees. However, should "Client" engage in any manner, or receive funds from an "Introduced Party" subsequent to this cancellation and for a period of time covering three (3) years from Contract Signature Date, the "Full Agreement Term", "TPFG" will be entitled and has the rights to all forms of compensation and benefits as described and noted in this Agreement as though "TPFG" had completed their assignment. "TPFG" may cancel with thirty (30) days written notice, no further fees, bonuses, etal are due "TPFG" after the effective cancellation date. Agreement may be canceled by "Client" after the lapse of thirty (30) days, thereafter with thirty (30) day notice. All fees are immediately due and payable upon cancellation.

6.  Subsequent Financings: "TPFG" shall also have the exclusive right of first
    ---------------------
    refusal for six (6) months following any successful funding to represent the "Client" as Advisor for any other form of future financing beyond acquisition financing as covered by Sections 3b. and c. pages 1 and 2; beyond those specific relationships currently in existence at the time this "FAA" is entered into as outlined in Exhibit A attached; e.g. public/secondary offering. For this effort, "TPFG" shall be paid *% of gross fundings or gross line of credit, without reductions for other parties' fees, expenses, etal as well as additional non cash Compensation at a 40% reduction from the initial acquisition assignment non cash Compensation (Warrants, Stock and/or Stock Options) as per Schedules on pages 1 and 2. This earned Compensation is intended to include Stock, Options and Warrants as described in Advisory and Subsequent Financing Compensation Sections on pages 1,2,3 and 4. *All financing will be at the Advisory Bonus rates on page 1.

7.  Terms of Agreement: This "FAA" shall remain in force and effect for one (1)
    ------------------
    year beginning with the Signature Acceptance Date of this "FAA" and may be extended upon such terms and conditions as are mutually agreed upon by the "Client" and "TPFG". If an additional or new transaction is entered into with an "Introduced Party", and consummated after this "FAA", extension of this "FAA" or the "Full Agreement Term" then all forms of Compensation as outlined in Section 3, Pages 1,2 and 3 as well as Section 6, page 3 shall be treated as earned and is hereby agreed by the "Client" to be fully earned. The termination of this "FAA" within a period of three (3) years following the Contract Signature Date of this "FAA", called the "Full Agreement Term"; "TPFG" shall be entitled to all forms of



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    Compensation herein as if such transaction had been consummated during the term of this "FAA", or extension of this "FAA", as outlined in all of the Sections relating to Advisory Compensation Section 3, pages 1,2 and 3 as well as Section 6, page 3 Compensation. The option to proceed with the finalization and acceptance of any funding commitments is at the discretion of the "Client". This "FAA" further binds any successors, assigns, affiliates and subsidiaries of the "Client".

8.  Remedies in the Event of Breach:  In the event of breach of this "FAA", the
    -------------------------------
    breaching party agrees to repay the other party for all expenses, including but not limited to: mediation costs, arbitration costs, court costs and reasonable attorney's fees incurred by the other party as a result of the breach or in taking any action necessary to obtain and enforce its rights under this "FAA".

9.  Non-Circumvention:
    -----------------

    a. The "Client" agrees that neither they, their partners, officers or business associates, or relatives will make any contact, deal with, or otherwise become involved with any "Introduced Party" that have been introduced by "TPFG" for a period of three (3) years from the Signature Date of this "FAA" unless "TPFG" is compensated as per this "FAA".

    b. The "Client" also acknowledges that unauthorized contact without the express written direction of "TPFG" with the "Introduced Parties" sourced by "TPFG" within this three (3) year period may cause harm and/or financial detriment to "TPFG". The "Client" and "TPFG" agree that any legal cost incurred relative to an action associated with the performance of this "FAA" shall be borne by the defaulting party. The "Client" further acknowledges the confidential nature of the financing sources, and agrees not to disclose these sources without the permission of "TPFG".

10.  Non-Disclosure:
     --------------

     a. The "Client" agrees that any information that is disclosed by "TPFG" will be considered proprietary and confidential, including any and all such information relating to the documents and/or this specific "FAA" provided by "TPFG" relating to the "Client". The "Client" acknowledges that disclosure without "TPFG's" permission could result in monetary damages to "TPFG".

     b. "TPFG" acknowledges the confidential and proprietary nature of technical and business financial information disclosed by the "Client". "TPFG" herein agrees to use reasonable care in disclosing any of the information divulged by the "Client" to "TPFG" in carrying out its services for the "Client".

11.  Indemnification and Hold Harmless:  The "Client" shall indemnify, defend
     ---------------------------------
     and hold harmless "TPFG" and its shareholders, officers, directors, agents, employees, and attorneys from and against any and all obligations, claims, liabilities, indebtedness, losses, costs, expenses, including without limitation, reasonable attorneys' fees and costs, damages deficiencies, liens, encumbrances and judgments, whether direct, consequential or contingent, resulting or arising from or in any way related to this "FAA" or the services provided by "TPFG" under this "FAA", including, without limitation, any untrue statement or omission in the information provided by or through the "Client" to prospective providers of funds, provided, however, the "Client" shall have no obligation to indemnify, or defend "TPFG", its shareholders, officers, directors, agents, employees and attorneys for any conduct that is grossly negligent or willful misconduct. This indemnity shall survive any termination or expiration of this "FAA".

12.  Reconciliation:
     --------------

     a. Good faith attempts shall be made by the parties to resolve any disputes by informal mediation.

     b. Any continuing discrepancies with the best efforts (non-guarantee) basis and other terms of this "FAA" shall be handled in binding arbitration, under the rules of the American Arbitration Association.





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13. Choice of Law/Acknowledgment: This "FAA" shall be construed pursuant to the
    ----------------------------
    Laws of the State of California. This Agreement shall be deemed entered into in Ventura County, CA.

14. Assignment: This "FAA" may not be assigned by any party hereto without the
    ----------
    prior written consent of the other party, which consent shall not be unreasonably withheld.

15. Force Majeure: Neither party will be deemed in default of this Agreement to
    -------------
    the extent that performances of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the control of such party ("Force Majeure"), provided that such party gives the other written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its good faith efforts to cure the breach. In the event of such a Force Majeure, the time for performance of cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

16. Severability: Should any provision of this Agreement be held to be void,
    ------------
    invalid or inoperative, such provision shall be enforced to the extent possible and the remaining provisions of this Agreement shall not be affected.

17. Headings: The headings of the Sections of this Agreement are for
    --------
    convenience only and shall not be of any effect in construing the meanings of the Sections.

18. Waiver: No waiver of any obligation by any party hereto under this
    ------
    Agreement shall be effective unless in writing, specifying such waiver, executed by the party making such waiver. A waiver by a party hereto of any of its rights or remedies under this Agreement on any occasion shall not be a bar to the exercise of the same right of remedy on any subsequent occasion shall not be a bar to the exercise of the same right of remedy on any subsequent occasion or of any other right of remedy at any time.

19. Counterparts: This Agreement may be executed in counterparts, each of which
    ------------
    shall be deemed an original Agreement for all purposes, including the judicial proof of any of the terms hereof, provided, however that all such counterparts shall constitute one and the same Agreement.

20. Presumptions: Because the parties hereto have participated in drafting this
    ------------
    Agreement, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

21. Amendments: No amendments or modification of this Agreement will be made
    ----------
    except by an instrument in writing signed by both parties.

22. Remedies: Unless expressly set forth to the contrary, either party's
    --------
    election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equality, and all such remedies shall be deemed to be cumulative.

23. Limitation of Liability: Except for the indemnification obligation of
    -----------------------
    either party as expressly set forth herein, neither party shall be liable to the other party for any incidental, consequential, special or punitive damages arising out of this Agreement or its termination, or the breach of any of its provisions, whether for breach of warranty or any obligation arising therefrom or otherwise, whether liability is asserted in contract or tort (including negligence and strict product liability), and irrespective of whether the parties have been advised or not been advised of the possibility of any such loss or damage.

24. Doing Acts to Achieve Intent: The parties convenant and agree to do such
    ----------------------------
    things, to attend or cause their respective representatives to attend such meetings, and execute such further documents, agreements and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with its true intent.










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25.  Prior Consulting Agreements: "Client" has previously engaged Bentley
     ---------------------------
     Securities and Gerbsman Partners to seek funding and that such parties may have a right to receive a commission or other compensation in the event funding is provided by a source they introduced to the "Client". In such event, the "Client" shall assume sole responsibility for any such fee or commission to such previously engaged parties and "TPFG" shall be entitled to the Compensation provided for pursuant to the "FAA" as though they were a "TPFG" "Introduced Party".


THE ABOVE IS UNDERSTOOD AND ACCEPTED AS OF THE 17TH DAY OF DECEMBER, 1996.
ALL LEGIBLE FACSIMILE SIGNATURES WILL BE CONSIDERED AND ACCEPTED AS ORIGINALS.

FOR:            ANCHOR PACIFIC UNDERWRITERS, INC.
PRINT NAME:     JAMES R. DUNATHAN
SIGNATURE:      /s/ James R. Dunathan
                ---------------------
TITLE:          PRESIDENT & CHIEF EXECUTIVE OFFICER

FOR:            THE PRIVATE FINANCING GROUP
PRINT NAME:     JAY L. BARTELSTONE
SIGNATURE:      /s/ Jay L. Bartelstone
                ----------------------
TITLE:          PRESIDENT










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                                  SCHEDULE A
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                           Intentionally Left Blank





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